UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 21, 2007
KREIDO BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization	333-130606 (Commission File Number)	20-3240178 (I.R.S. Employer Identification Number)

1140 Avenida Acaso Camarillo, California (Address of principal executive offices)	93012 (Zip Code)
Registrant’s telephone number, including area code (805) 389-3499
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance or Previously Issued Financial Statements on a related Audit Report on completed Internal Revenue.
     In connection with the preparation of Amendment No. 3 to our Registration Statement Form SB-2, our principal accounting officer, John Philpott CPA, communicated to our independent auditors, Vasquez & Company LLP, management and our Audit Committee that we failed to present redeemable preferred stock in mezzanine equity, outside of permanent equity, as a public company under Rule 5-02 of Regulation SX. Preferred stock issued by Kreido Laboratories in fiscal 2004 and converted into shares of common stock in January 2007 in connection with merger of Kreido Laboratories into and with the Company, was not classified as mezzanine equity on the December 31, 2005 and 2006 balance sheets as prescribed under applicable SEC accounting rules. This oversight resulted in the restatement of the Kreido Laboratory financial statements for the fiscal year ended December 31, 2006 and Company financial statements for the quarter ended March 31, 2007. The Company’s Annual Report on Form 10-KSB filed on April 4, 2007 and Quarterly Report on Form 10-QSB filed on May 17, 2007 are being amended to reflect the corrected classification. The restatement has no effect on the assets, liabilities, or statements of operations or cash flows of Kreido Laboratories or the Company.
     The classification change indicates the existence of an internal control deficiency that may constitute a material weakness under standards established by the Public Company Accounting Oversight Board. A material weakness is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of financial statements will not be prevented or detected. Management and Vasquez & Company LLP, have discussed the possible material weakness with the Audit Committee. By implementing the remedial measures discussed below, management intends to improve its internal control over financial reporting and to avoid future material misstatements of financial statements. The Company has implemented or is implementing the following measures:
On an ongoing basis, the Chief Accounting Officer will continue to review SEC accounting rules, including rules changes and interpretations, to determine applicability to the Company. The Company will obtain general educational guidance regarding applicable SEC accounting rules, including Rule 5-02 and the accounting classification of complex financial instruments from its independent auditors, Vasquez & Company LLP. After obtaining general educational guidance, the Company may also consult with other auditors for detailed educational guidance and implementation. The Chief Accounting Officer will report changes in SEC accounting rules, GAAP and interpretations of SEC accounting rules and GAAP, that may be applicable to the Company with the Chief Executive Officer, the Chief Financial Officer and the Audit Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KREIDO BIOFUELS, INC.
Dated: June 25, 2007	By:	/s/ Philip Lichtenberger
		Name:	Philip Lichtenberger
Its: Chief Financial Officer